UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2018

3Power Energy Group, Inc

(Exact name of registrant as specified in its charter)

Nevada	333-103647	98-0393197
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

PO Box 50006 Sh. Rashid Building Sh. Zayed Road Dubai, United Arab Emirates
(Address of principal executive offices)

011 97 14 3210312
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 4, 2018, 3Power Shala Sh.p.k., a subsidiary of Shala Energy Plc, which in turn are majority owned by 3Power Energy Group Inc, entered into a legally binding Concession Contract with the Albanian Ministry of Infrastructure and Energy. The BOT (“Build – Operate – Transfer”) contract is the legally required sequel to Albania granting the 83.450 MW Hydropower Concession to the Company, as previously announced.

The Hydropower Plants in the Shala Project are comprised of Lekaj, Breg Lumi and Vajvishti and are designed to exploit the hydro energy potential of the water catchment of the Shala River. Lekaj and Breg Lumi are hydropower cascades and Vajvishti is a dam.

The total energy capacity of this Concession is 83.450 MW and will generate 321,465,632 KWH. The Concession which was granted for a period of 35 years commencing April 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3POWER ENERGY GROUP INC.

/s/ Sharif Rahman
Name: Sharif Rahman
Title: Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial and Chief Accounting Officer)
Dated: June 12, 2018